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                                                       Exhibit 5.1



                    RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.
                              170 Old Country Road
                            Mineola, New York 11505
                                 (516) 663-6600


                                        July 1, 1996




Periphonics Corporation
4000 Veterans Memorial Highway
Bohemia, NY  11716

                           Re:  Periphonics Corporation

Gentlemen:

     We have acted as counsel to Periphonics Corporation, a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement (the "Registration Statement") on Form S-3 with respect to 39,125 shares of the Company's Common Stock to be sold by Ascom Telecommunications Limited (the "Selling Stockholder"). In connection therewith, we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion, including, without limitation, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. Based on our examination, we advise you that, in our opinion, the Common Stock to be sold by the Selling Stockholder is duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                               Very truly yours,


                               /s/ Ruskin, Moscou, Evans & Faltischek, P.C.
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                               RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.